Exhibit 99.1
Sutura®
FOR IMMEDIATE RELEASE
DAVID TECKMAN RESIGNS AS PRESIDENT AND CEO OF SUTURA, INC.
Fountain Valley, CA — February 25, 2008 — Sutura, Inc. (“Sutura”) (OTCBB:SUTU), a California-based medical device company, announced today that David Teckman has tendered his resignation as President and Chief Executive Officer of the Company, effective February 21, 2008.
Sutura’s Chief Financial Officer and Director Richard Bjorkman will assume the role as interim CEO until such time as a suitable candidate can be identified. The Company intends to fill this position in a permanent capacity within the next few months.
“On behalf of the Board of Directors, I would like to thank David for his contributions to the Company over the past two years and wish him all the best in his future endeavors.” said Anthony Nobles, Chairman of the Board.”
David Teckman stated, “I have been commuting from Minnesota to Sutura’s Orange County, California headquarters for 18 months now. Over this period we have executed on a strategy that leaves the company with cash on hand and a pathway to the future. It is time for me to move on and return to Minnesota.”
Mr. Teckman came to Sutura from Minneapolis-based Whitebox Advisors, LLC, a hedge fund headquartered in Minneapolis, Minnesota with $4.5 billion under management.
About Sutura, Inc.
Sutura®, Inc. (www.suturaus.com) is a medical device company that has developed a line of innovative, minimally invasive, vascular suturing devices to suture the puncture created in arteries during open surgery and catheter-based procedures. The Company’s line of SuperStitch medical devices provide sutured closure of the arteriotomy site utilizing the existing catheter sheath introducer or cannula during fluoroscopically guided procedures and directly through the open arteriotomy during open surgical procedures.
Within the United States the 8F & 6F SuperStitch devices are available for use in performing vascular stitching in general surgery, including endoscopic procedures. It is not intended for blind closure of an arteriotomy site. The SuperStitch 8F & 6F is approved in the European Union and CE marked with the indication for use as follows: The SuperStitch is indicated for use in performing vascular stitching in general surgery, including endoscopic procedures. In the EU there is no requirement for the use of fluoroscopic guidance. Sutura’s headquarters are in Fountain Valley, California. “Sutura®” and “SuperStitch®” are registered trademarks of Sutura, Inc.

For more information contact:
Sutura, Inc.
Barry Forward
Corporate Communications
866-676-8386
www.suturaus.com
Forward-Looking Information Is Subject to Risk and Uncertainty
Certain statements in this press release may contain projections or “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. The words “aim”, “plan”, “likely”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “will”, “should”, “could”, “may”, “appears”, and other expressions that indicate future events and trends identify forward-looking statements. These statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what we express or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements. Our actual results and future trends may differ materially from our forward-looking statements depending on a variety of factors including the ability of the company to raise additional funds necessary for the continued operation of the company, acceptance of the SuperStitch® and SuperStitch EL devices by medical providers and the marketplace in general, the ability of the company to establish a successful strategic relationships or to complete strategic transactions with third parties, the continued growth of the vessel closure marketplace and the company’s ability to continue to expand and protect its technology patents.